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                                Exhibit 23(h)(1)
     Amended and Restated Transfer and Dividend Disbursing Agent Agreement dated February 17, 1999 between One Group Investment Trust and Nationwide
                            Investors Services, Inc.

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                              AMENDED AND RESTATED

                TRANSFER AND DIVIDEND DISBURSING AGENT AGREEMENT

                                     BETWEEN

                          ONE GROUP(R) INVESTMENT TRUST

                                       AND

                       NATIONWIDE INVESTORS SERVICES, INC.

This Transfer and Dividend Disbursing Agent Agreement ("Agreement"), originally made this 17th day of February, 1999, by and between One Group(R) Investment Trust, a Massachusetts business trust, hereinafter called the ("Trust") and Nationwide Investors Services, Inc., an Ohio corporation, hereinafter called the ("Agent").

                                   WITNESSETH:
         WHEREAS, the Trust and Agent entered into a Transfer and Dividend Disbursing Agreement dated May 20, 1994 ("Original Agreement"), and an Amended and Restated Transfer and Dividend Disbursing Agent Agreement on February 18, 1998, May 20, 1998, and November 19, 1998; and

         WHEREAS, the Trust is a diversified, open-end, management investment company and is or will be so registered under the Investment Company Act of 1940, as amended, and has or will have registered shares of the series listed in Appendix A hereto (the "Funds") under the Securities Act of 1933, as amended;

         WHEREAS, the Trust will sell shares of the Funds to the separate accounts of life insurance companies ("Companies") fund the benefits of certain variable annuity and variable life contracts ("Contracts"); and

         WHEREAS, the Trust desires to enter into a Transfer and Dividend Disbursing Agent Agreement with Agent under which Agent will provide the services as set forth in detail in this Agreement, and Agent is desirous of providing such services upon the terms and conditions hereinafter provided.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, it is agreed as follows:

1. The Agent shall act as Stock Transfer Agent and Dividend Disbursing Agent for the Trust with regard to the Funds and in these capacities shall, where required:

         a. maintain the current name and address, issuance data, and number of shares and fractional shares owned by the Companies;

         b. deposit and process on a daily basis all investments made by the Companies;

         c. calculate and cause the reinvestment of any dividends and capital gains, distributions;
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         d.       confirm to the Companies all purchases and redemptions made by the Companies, in a form suitable to the Companies;

         e. prepare proxies and proxy cards, and assist the Companies in coordinating the mailing of such proxy materials to the Contract owners, who are the beneficial owners of Trust shares;

         f.       tabulate all proxies;

         g.       act as inspectors at the Trust's Shareholder Meetings;

         h. provide comprehensive accounting controls and reconciliations of all cash flow; and

         i.       respond to inquiries from the Companies.

         The Trust recognizes that the Companies will be performing many of the administrative services for which the Agent would otherwise be responsible, including, without limitation, services with respect to delivery or sending of Trust proxy material, periodic fund reports, tax reports, transaction statements, confirmations, and other information relating to the Trust.

2. The Agent agrees to furnish the services provided for herein and shall at all times maintain a staff of trained personnel for the purpose of performing its obligations under the Agreement. The Agent shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Anything herein to the contrary notwithstanding, the Trust hereby agrees that while Agent has sole responsibility for performance of its obligations under this Agreement, any or all duties of Agent may be performed from time to time by one or more third parties as Agent, in its discretion, shall select, provided that Trust shall be notified of all contracts between Agent and such third party or parties and provided copies thereof upon request.

3. The Agent agrees that in all matters relating to the services to be performed by it hereunder, it will use its best efforts to act in conformity with the terms of the Declaration of Trust, Bylaws, Registration Statement and current Prospectus and Statement of Additional Information of the Trust. Each of the parties agree that in all matters relating to the performance of this Agreement, it will use its best efforts to conform to and comply with the requirements of the Investment Company Act of 1940 and all other applicable Federal, State or other laws and regulations. Nothing herein, contained shall be deemed to relieve or deprive the Board of Trustees of the Trust of its responsibility for and control of the conduct of the affairs of the Trust.

4. The services of the Agent as provided herein are not to be deemed to be exclusive, and it shall be free to render services of any kind to any other group, firm, individual or association, and to engage in other business or activity.

5. This Agreement, including Exhibit A, may be amended at any time by mutual written consent of the parties.


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6.       This Agreement may be terminated by either party hereto upon sixty (60)
         days written notice given by one to the other, provided that no such notice of termination given by the Agent to the Trust shall be effective unless and until a substitute person or entity has been engaged by the Trust to perform the services required hereunder for the Trust, or the Trust has certified to the Agent that other arrangements have been made by it to provide such services.

7. It is understood and expressly agreed that the obligations and liabilities of the Trust hereunder shall not be binding upon any of the Trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but shall bind only the assets and property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the Trustee's and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustee's nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Trust as provided in its Declaration of Trust.

8. For its services specified above, the Trust shall pay to the Agent fees of .01% of average daily net assets with a maximum of $6,000 per Fund per calendar year. The above fees shall become effective on April 1, 1999 and are payable monthly on a pro-rata basis on or before the 10th day of each succeeding month. In the event that a Fund has not been effective for the full calendar year, the fees for that Fund for such calendar year shall be reduced proportionately on the basis of the number of days it is effective for such year to the number of days in such years.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their respective officers thereunto duly authorized and their respective corporate seals to be hereunto affixed, as of the day and year first above written.


                                       ONE GROUP(R) INVESTMENT TRUST

                                       /s/ James F. Laird, Jr.
                                       ----------------------------------
                                       James F. Laird, Jr.
                                       President and Treasurer



                                       NATIONWIDE INVESTORS SERVICES, INC.

                                       /s/ Christopher A. Cray
                                       ----------------------------------
                                       Christopher A. Cray
                                       Treasurer




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                                   APPENDIX A


FUNDS OF THE TRUST

One Group Investment Trust Government Bond Portfolio
One Group Investment Trust Balanced Portfolio
One Group Investment Trust Mid Cap Growth Portfolio
One Group Investment Trust Large Cap Growth Portfolio
One Group Investment Trust Equity Index Portfolio
One Group Investment Trust Bond Portfolio
One Group Investment Trust Diversified Equity Portfolio
One Group Investment Trust Diversified Mid Cap Portfolio
One Group Investment Trust Mid Cap Value Portfolio


THE ONE GROUP(R) INVESTMENT TRUST

By:    /s/ James F. Laird, Jr.
      -----------------------------
Title: President and Treasurer
      -----------------------------

NATIONWIDE INVESTORS SERVICES, INC.

By:    /s/ Christopher A. Cray
      -----------------------------
Title: Treasurer
      -----------------------------


Dated:  February 17, 1999
        ---------------------------